UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2021

BRIDGELINE DIGITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33567	52-2263942
(Commission File Number)	(IRS Employer Identification No.)

100 Sylvan Road, Suite G700, Woburn, MA	01801
(Address of Principal Executive Offices)	(Zip Code)

(781) 376-5555
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLIN	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

Entry into Stock Purchase Agreement

On May 11, 2021, Bridgeline Digital, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Svanaco, Inc., an Illinois corporation, Svanawar, Inc., an Illinois corporation (collectively, the “Sellers”), and Hawk Search Inc., an Illinois corporation (“Hawk Search”), pursuant to which the Company will purchase all of the issued and outstanding shares of capital stock of Hawk Search from the Sellers (the “Acquisition”). The total consideration payable by the Company under the Purchase Agreement is approximately $11.85 million, subject to certain working capital and purchase price adjustments contained in the Purchase Agreement (the “Purchase Price”). The Purchase Price is payable as follows: (i) an initial cash payment of approximately $5.75 million (subject to certain working capital adjustments pursuant to the Purchase Agreement) payable on the Closing Date (as defined in the Purchase Agreement), (ii) the issuance of approximately $1.5 million of newly designated shares of the Company’s preferred stock, par value $0.001 per share, (iii) approximately $2.0 million in cash, to be paid on or before December 31, 2021 (subject to certain adjustments pursuant to the Purchase Agreement), and (iv) up to approximately $2.6 million as a performance based earnout payable within 30 days of the Company upon conclusion of its fiscal year 2022 annual audit and filing its Annual Report on Form 10-K for the fiscal year ending September 30, 2022.

The Closing of the Acquisition is subject to the satisfaction or waiver by the parties of certain conditions to closing or contingencies as described in the Purchase Agreement The Purchase Agreements contain customary representations, warranties, agreements and conditions to completing stock purchases, indemnification rights and obligations of the parties.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, attached hereto as Exhibit 10.1, which is incorporated by reference herein. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1

Stock Purchase Agreement, by and between the Company, Svanaco, Inc., an Illinois corporation, Svanawar, Inc., an Illinois corporation, and Hawk Search Inc., an Illinois corporation, dated May 11, 2021.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)
Date: May 12, 2021

	By:	/s/ Roger “Ari” Kahn
Roger “Ari” Kahn
Chief Executive Officer